EXHIBIT 16.1

McGladrey LLP

One Church Street – 8th Floor

New Haven, CT 06510-3332

O 203.773.1909 F 203.773.0591

www.mcgladrey.com

March 28, 2014

Securities and Exchange Commission

Washington, D.C. 20549-7561

Commissioners:

We have read First National Community Bancorp Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 28, 2014 and we agree with such statements concerning our firm.

Sincerely,

McGladrey LLP